Exhibit 10.20

[Letterhead of I.C. Issacs & Co., LP]

April 8, 2009

Latitude Licensing
22 Carpenter Plaza
Suite #217
Wilmington, DE 19810

Gentlemen;

This letter is to confirm that Latitude has waived the balance of royalty and advertising payments due Latitude from IC Isaacs for the calendar year 2008. This is in response to the economic and business conditions that existed in the US during this period.

There is no amount due or accrual required in conjunction with this waiver. All other existing terms and conditions of the licensing agreement remain in place at this time.

Latitude Licensing Corp.	I.C. Isaacs & Company, Inc.

/s/ Serge Massat	/s/ Robert S. Stec
Serge Massat	Robert S. Stec CEO

4/10/09	4/9/09
Date	Date

[Letterhead of I.C. Issacs & Co., LP]

May 7, 2009

Latitude Licensing
22 Carpenter Plaza
Suite #217
Wilmington, DE 19810

Gentlemen;

This latter is to confirm that Latitude has waived the balance of royalty and advertising payments due Latitude from IC Isaacs for the 1st quarter on the 2009 calendar year. This is in response to the economic and business conditions that existed in the US during this period.

There is no amount due or accrual required in conjunction with this waiver. All other existing terms and conditions of the licensing agreement remain in place at this time.

Latitude Licensing Corp.	I.C. Isaacs & Company, Inc.

/s/ Serge Massat	/s/ Robert S. Stec
Serge Massat	Robert S. Stec CEO

5/10/09	5/7/09
Date	Date